                           ONYX ACCEPTANCE CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                                  Exhibit 11.1

                                                     Three Months Ended
                                                          March 31,
                                                     ------------------
                                                    1996           1995
                                                -----------    -----------
PRIMARY:
Net Income (loss)                               $ 3,199,758    $  (740,839)
                                                ===========    ===========
Shares as adjusted:
         Weighted average common shares
           outstanding                            3,079,050      2,241,454
         Assumed conversion of Series A and
           B convertable preferred stock                           755,179
         Assumed conversion of common
           stock warrants                           248,384        253,378
         Incremental shares from outstanding
           stock options as determined under
           the treasury stock method                370,090        284,440

Shares as adjusted                                3,697,524      3,534,451
                                                ===========    ===========
Net income (loss) per share                     $       .87           (.21)
                                                ===========    ===========
FULLY DILUTED:
Net Income (loss)                               $ 3,199,758    $  (740,839)
                                                ===========    ===========
Shares as adjusted:
         Weighted average common shares
           outstanding                            3,079,050      2,241,454
         Assumed conversion of Series A and
           B convertable preferred stock                           755,179
         Assumed conversion of common
           stock warrants                           248,384        253,378
         Incremental shares from outstanding
           stock options as determined under
           the treasury stock method                370,090        284,440
                                                -----------    -----------
Shares as adjusted                                3,697,525      3,534,451
                                                ===========    ===========
Net income (loss) per share                     $       .87           (.21)
                                                ===========    ===========